Exhibit 10.10

Execution Version

This INDEMNIFICATION AGREEMENT, dated as of May 28, 2010 (the “Agreement”), is among American Tire Distributors Holdings, Inc., a Delaware corporation (“Parent”), American Tire Distributors, Inc., a Delaware corporation (the “Company”). Am-Pac Dist. Inc., a California corporation, Tire Pros Francorp, a California corporation, TPG Capital, L.P., a Delaware limited partnership (“TPG”). Capitalized terms used herein without definition have the meanings set forth in Section 1 of this Agreement.

RECITALS

A. Parent, Accelerate Holdings Corp. (“Buyer”). Accelerate Acquisition Corp. (“Merger Sub”) and Investcorp International, Inc., as Stockholder Representative, have entered into an Agreement and Plan of Merger, dated as of April 20, 2010 (as the same may be amended from time to time, in accordance with its terms, the “Merger Agreement”), pursuant to which Merger Sub will be merged with and into Parent, with Parent being the surviving corporation of the merger (the “Merger”).

B. In connection with the Merger, TPG Partners V, L.P. and TPG Partners VI, L.P., certain Affiliates of TPG (the “Investors”), have entered into equity commitment letters with Buyer, pursuant to which the Investors, in addition to certain co-investors, have agreed to purchase capital stock of Buyer (the “Equity Financing”). In addition, the Investors have executed limited guarantees in favor of Parent of Buyer’s obligation to pay certain amounts under the Merger Agreement.

C. The Investors, along with certain co-investors, have entered into a Stockholders Agreement and a Registration Rights Agreement, dated as the date hereof, setting forth certain agreements with respect to, among other things, the management of the Company Group and voting and transfer of capital stock in Parent.

D. In furtherance of the Merger, on May 4, 2010, Merger Sub commenced a tender offer and consent solicitation for (i) Parent’s 13% Senior Discount Notes due October 1, 2013, (ii) the Company’s 10.75% Senior Notes due April 1, 2013 and (iii) the Company’s Senior Floating Rate Notes due April 1, 2012 (collectively, the “Tender Offer”).

E. In order to finance the Merger, the Company is entering into a $450 million asset-based credit facility with Bank of America, N.A., as administrative agent and collateral agent, General Electric Capital Corporation, as sole co-collateral agent, Banc of America Securities LLC, Wells Fargo Capital Finance, LLC, and General Electric Capital Corporation, as co-lead arrangers and bookrunners, Wells Fargo Capital Finance, LLC, as syndication agent and a documentation agent to be designated by the bookrunners and reasonably acceptable to the Company and the lenders from time to time party thereto (the “ABL Facility”).

F. In order to finance the Merger, the Company intends to offer and sell several series of debt securities (the “Notes Issuance” and together with the ABL Facility and the Equity Financing, the “Financings”)

G. In connection with their evaluation, analysis, due diligence investigation, negotiation and execution of, the Merger Agreement, the Merger and the Financings, Affiliates of TPG have engaged various attorneys, accountants, consultants and advisors (financial and otherwise) pursuant to various engagement, consulting or advisory agreements or arrangements (the “Advisor Agreements”).

H. Members of the Company Group from time to time in the future may (i) offer and sell or cause to be offered and sold equity or debt securities (such offerings, collectively, the “Subsequent Offerings”), including without limitation (a) offerings of shares of capital stock of a member of the Company Group, including an IPO, and/or options to purchase such shares to employees, directors and consultants of and to a member of the Company Group (any such offering, a “Management Offering”), and (b) one or more offerings of debt securities for the purpose of refinancing any indebtedness of a member of the Company Group or for other corporate purposes, and (ii) repurchase, redeem or otherwise acquire certain securities of a member of the Company Group or engage in recapitalization or structural reorganization transactions relating thereto (any such repurchase, redemption, acquisition, recapitalization or reorganization, a “Redemption”), in each case subject to the terms and conditions of the Company Group Organizational Documents and any other applicable agreement, which offerings and/or Redemptions are expected to be arranged and facilitated through the services of TPG pursuant to the terms of that certain letter agreement between the Company and TPG, dated as of the date hereof (the “Monitoring and Transaction Fee Agreement”).

I. The parties hereto recognize the possibility that claims might be made against and liabilities incurred by members of the TPG Group under applicable securities laws or otherwise in connection with the Transactions, the Tender Offer, the Financings, a Redemption or any Securities Offering or relating to other actions or omissions of or by members of the Company Group, or relating to the provision of any management, consulting and financial services (the “Transaction Services”) to the Company Group pursuant to the Monitoring and Transaction Fee Agreement or otherwise, and the parties hereto accordingly wish to provide for the members of the TPG Group to be indemnified in respect of any such claims and liabilities.

J. The parties hereto recognize that claims might be made against and liabilities incurred by directors and officers of any member of the Company Group in connection with their acting in their respective capacities, and accordingly wish to provide for such directors and officers to be indemnified to the fullest extent permitted by law in respect of any such claims and liabilities.

NOW, THEREFORE, in consideration of the foregoing premises, and the mutual agreements and covenants and provisions herein set forth, the parties hereto hereby agree as follows:

1. Definitions.

(a) “1933 Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(b) “Affiliate” means, (i) with respect to any Person other than an individual, a Person controlling, controlled by, or under common control with such Person; and (ii) in the case of an individual Person, (a) such Person’s Family Members, (b) any revocable or irrevocable trusts for the primary benefit of one or more Family Members or charitable institutions or foundations, and (c) other estate-planning vehicles (including but not limited to corporations, limited liability companies, and limited and general partnerships which meet the criteria of clause (i) of this definition) for the primary benefit of one or more Family Members or charitable institutions or foundations. As used in this definition, the term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of (A) fifty percent (50%) of more of the economic or beneficial ownership of a Person or (B) the power, exercisable jointly or severally, to direct or cause the general direction of the management and policies of such Person.

(c) “Change in Control” means (i) a merger or consolidation involving a member of the Company Group (other than one in which stockholders of such member of the Company Group own a majority, by voting power, of the outstanding equity of the surviving or acquiring business entity), (ii) a sale, lease, transfer or other disposition of all or substantially all of the assets of the Company Group, (iii) any transaction or series of transactions pursuant to which any Person, other than an Affiliate of TPG or another member of the Company Group, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have “beneficial ownership” of all shares that any such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 50% of the total voting power of the voting capital stock of such member of the Company Group, (iv) any transaction or series of related transactions by which voting securities representing the right to elect a majority of a Company Group member’s directors are transferred to a single Person or to a group of Persons acting in concert or (v) during any period of two consecutive years, individuals who at the beginning of such period constituted the board of directors of a member of the Company Group (together with any new directors whose election to such board or whose nomination for election by the stockholders or members, as applicable, of such member of the Company Group was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of such board of directors then in office.

(d) “Claim” means, with respect to any Indemnitee, any claim against such Indemnitee, or by such Indemnitee to enforce rights arising under this Agreement, involving any Obligation with respect to which such Indemnitee may be entitled to be indemnified by any member of the Company Group under this Agreement.

(e) “Company Director Indemnity” means any monitoring, stockholder, indemnification or other agreement the Company Group Directors have entered into with any member of the Company Group providing for indemnification and for advancement of expenses for the Company Group Directors in connection with their service as a director or member of any member of the Company Group, and the Company Group Directors may, in their capacities as directors or members of any member of the Company Group, be indemnified and/or entitled to advancement of expenses under the certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement or any other organizational documents of the applicable member of the Company Group.

(f) “Company Group” means the Company, Parent, Am-Pac Dist. Inc., Tire Pros Francorp and any of their current and future Subsidiaries or Affiliates, including Accelerate Parent Corp. and Buyer.

(g) “Company Group Directors” means executives of any member of the TPG Group who serve as directors, managers or members of any member of the Company Group, and other persons (who are not executives of any member of the TPG Group) who serve as directors, managers or members of any member of the Company Group as an appointee or designee of any member of the TPG Group.

(h) “Company Group Organizational Documents” means, in the case of Parent, the certificate of incorporation and bylaws of Parent (in each case, as may be amended from time to time in accordance with the terms thereof); in the case of the Company, the certificate of incorporation and bylaws of the Company (in each case, as may be amended from time to time in accordance with the terms thereof); in the case of Am-Pac Dist. Inc., its articles of incorporation and bylaws (in each case, as may be amended from time to time in accordance with the terms thereof); in the case of Tire Pros Francorp, its articles of incorporation and bylaws (in each case, as may be amended from time to time in accordance with the terms thereof); and the comparable governing documents of any current or future member of the Company Group.

(i) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(j) “Expenses” means all attorneys’ fees and expenses, retainers, court, arbitration and mediation costs, transcript costs, fees of experts, bonds, witness fee’s, costs of collecting and producing documents, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, appealing or otherwise participating in a Proceeding.

(k) “Family Members” means, with respect to a Person: (i) the spouse, parents, siblings, or lineal descendants (by birth or adoption); and the spouses of the foregoing, of such Person; (ii) the estate or legal representatives of such Person or of the spouse, parents, siblings or lineal descendants of such Person; (iii) any trust controlled by such Person, his estate or, if he is legally incompetent, his legal representative, and created for the benefit of any of the foregoing for bona fide estate planning purposes; and (iv) any entity wholly owned and controlled by any one or more of the foregoing Persons and/or trusts and/or estates and/or legal representatives.

(l) “Indemnifying Parties” means, collectively, the members of the Company Group.

(m) “Indemnitee” means each member of the TPG Group and their respective successors and assigns and Affiliates, and each of their respective directors, officers, partners, members, employees, agents, advisors, consultants, representatives and controlling persons (within the meaning of the 1933 Act), or of their partners, members and controlling persons.

(n) “IPO” means (i) the first underwritten public offering of the common stock (or other equity interest) by any member of the Company Group (or a successor to any of them) to the general public through a registration statement filed with the Securities and Exchange Commission that results in the shares of such member of the Company Group (or any successor corporation) being traded on any of the New York Stock Exchange, the National Association of Securities Dealers Automated Quotation System or comparable exchange after the close of any such general public offering or (ii) the board of directors of the Company or Parent has determined that such shares otherwise have become publicly-traded for this purpose.

(o) “Obligations” means, collectively, any and all obligations, liabilities, losses, damages (including punitive and exemplary damages), fees, fines, penalties, amounts paid in settlement, costs and Expenses (including, without limitation, interest, assessments and other charges in connection therewith and disbursements of attorneys, accountants, investment bankers and other professional advisors), in each case whether incurred, arising or existing with respect to claims, causes of actions, Proceedings, investigations, judgments, or decrees that are brought, asserted, or entered against any Indemnitee by third parties or otherwise at any time or from time to time.

(p) “Person” means an individual, corporation, limited liability company, limited or general partnership, trust or other entity, including a governmental or political subdivision or an agency or instrumentality thereof.

(q) “Proceeding” means a threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including without limitation a claim, demand, discovery request, formal or informal investigation, inquiry, administrative hearing, arbitration or other form of alternative dispute resolution, including an appeal from any of the foregoing.

(r) “Related Document” means any agreement, certificate, instrument or other document to which any member of the Company Group or their respective Subsidiaries or Affiliates may be a party or by which it or any of its properties or assets may be bound or affected from time to time relating in any way to the Transactions or any Securities Offering or any of the transactions contemplated thereby, including without limitation, in each case as the same may be amended from time to time, (i) any registration statement filed by or on behalf of any member of the Company Group or their respective Subsidiaries or Affiliates with the SEC in connection with the Transactions or any Securities Offering, including all exhibits, financial statements and schedules appended thereto, and any submissions to the SEC in connection therewith, (ii) any prospectus, preliminary, free-writing or otherwise, included in such registration statements or otherwise filed by or on behalf of any member of the Company Group or their respective Subsidiaries or Affiliates in connection with the Transactions or any Securities Offering or used to offer or confirm sales of their respective securities in any Securities Offering, (iii) any private placement or offering memorandum or circular, information statement or other information or materials distributed by or on behalf of any member of the Company Group or their respective Subsidiaries or Affiliates or any placement agent or underwriter in connection with the Transactions or any Securities Offering, (iv) any federal, state or foreign securities law or other governmental or regulatory filings or applications made in connection with any Securities Offering, the Transactions or any of the transactions contemplated thereby, (v) any dealer-manager, underwriting, subscription, purchase, stockholders, option or registration rights agreement or plan entered into or adopted by any member of the Company Group or their respective Subsidiaries or Affiliates in connection with any Securities Offering, (vi) any purchase, repurchase, redemption, recapitalization or reorganization or other agreement entered into by any member of the Company Group in connection with any Redemption, or (vii) any quarterly, annual or current reports or other filing filed, furnished or supplementally provided by any member of the Company Group with or to the SEC or any securities exchange, including all exhibits, financial statements and schedules appended thereto, and any submission to the SEC or any securities exchange in connection therewith.

(s) “SEC” means the United States Securities and Exchange Commission.

(t) “Securities Offerings” means any offering of securities contemplated by the Equity Offering, the Notes Issuance or any Subsequent Offerings.

(u) “Subsidiary” means any entity in which a member of the Company Group, directly or indirectly, is the general partner or managing member or owns 50% or more of the capital stock or other equity or similar interests or owns capital stock or holds an equity or similar interest which ownership entitles a member of the Company Group to elect 50% or more of the board of directors or similar governing body of such entity.

(v) “TPG Group” means TPG, the Investors and their respective related Persons and Affiliates (excluding for purposes of this Agreement, portfolio companies of TPG unrelated to the operations of the Company).

(w) “TPG Indemnification Agreements” means one or more certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement and any other organizational document, and insurance policies maintained by members of the TPG Group providing for, among other things, indemnification of and/or advancement of expenses for the Company Group Directors for, among other things, the same matters that are subject to indemnification and advancement of expenses under this Agreement, any Related Document or the Company Director Indemnity.

(x) “TPG Indemnified Parties” means the TPG Group, and their respective directors, members, managers, partners, affiliates and controlling persons (within the meaning of the 1933 Act).

(y) “TPG Indemnitors” means the members of the TPG Group, in their capacity as indemnitors to the Company Group Directors under the TPG Indemnification Agreements.

(z) “Transactions” means the Merger, the Tender Offer, the Financings, the Advisor Agreements, any Subsequent Offering, Redemption and other transaction described in the Recitals hereto, and any transaction for which Transaction Services are provided.

(aa) “Unpaid Director Indemnity Amounts” means the amount that the Indemnifying Party fails to indemnify or advance to a Company Group Director as required or contemplated by this Agreement, any Related Document or any Company Director Indemnity.

2. Indemnification.

(a) Each member of the Company Group, each as an Indemnifying Party from time to time, jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee:

(i) from and against any and all Obligations incurred by such Indemnitee, whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the 1933 Act, the Exchange Act or any other applicable securities or other laws, in connection with any Securities Offering, any Related Document or any of the transactions contemplated thereby, (B) any other action or failure to act by any member of the Company Group or any of their predecessors, whether such action or failure has occurred or is yet to occur or any obligation of any member of the Company Group or any of their predecessors, or (C) the performance by any member of the TPG Group of Transaction Services for any member of the Company Group (whether performed prior to the date hereof, hereafter, pursuant to the Monitoring and Transaction Fee Agreement or otherwise);

(ii) to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of such Indemnifying Party), from and against any and all Obligations incurred by such Indemnitee whether incurred with respect to third parties or otherwise, in any way resulting from, arising out of or in connection with, based upon or relating to (A) the fact that such Indemnitee is or was a director or an officer of any member of the Company Group or is or was serving at the request of such entity as a director, officer, manager, member, employee or agent of or advisor or consultant to another corporation, partnership, joint venture, trust or other enterprise or (B) any breach or alleged breach by such Indemnitee of his or her fiduciary duty as a director or an officer of any member of the Company Group; and

(iii) to the fullest extent permitted by the law specified herein as governing this Agreement, by the law of the place of organization of an Indemnifying Party, or by any other applicable law in effect as of the date hereof or as amended to increase the scope of permitted indemnification, whichever is greater (except, with respect to any Indemnifying Party, to the extent that such indemnification may be prohibited by the law of the place of organization of such Indemnifying Party), who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (including any action by or in the right of, or relating to, the Company Group, including any past, current or future litigation relating to the Transactions or its equity ownership in any member of the Company Group), by reason of any actions or omissions or alleged acts or omissions arising out of such Indemnitee’s activities on behalf of the Company Group or in furtherance of the interests of the Company Group or arising out of or in connection with its purchase and/or ownership of equity interests in any member of the Company Group or its involvement in the Transactions, from and against any and all Obligations;

in each case including but not limited to any and all fees, costs and Expenses (including without limitation fees and disbursements of attorneys and other professional advisers) incurred by or on behalf of any Indemnitee in asserting, exercising or enforcing any of its rights, powers, privileges or remedies in respect of this Agreement or any Related Document.

(b) Without in any way limiting the foregoing Section 2(a), each member of the Company Group, each as an Indemnifying Party from time to time, jointly and severally, agrees to indemnify, defend and hold harmless each Indemnitee from and against any and all Obligations incurred by such Indemnitee resulting from, arising out of or in connection with, based upon or relating to liabilities under the 1933 Act, the Exchange Act or any other applicable securities or other laws, rules or regulations in connection with (i) the inaccuracy or breach of or default under any representation, warranty, covenant or agreement in any Related Document, (ii) any untrue statement or alleged untrue statement of a material fact contained in any Related Document or (iii) any omission or alleged omission to state in any Related Document a material fact required to be stated therein or necessary to make the statements therein not misleading. Notwithstanding the foregoing, each Indemnifying Party shall not be obligated to indemnify such Indemnitee from and against any such Obligation to the extent that such Obligation arises out of or is based upon an untrue statement or omission made in such Related Document in reliance upon and in conformity with written information furnished to such Indemnifying Party, as the case may be, in an instrument duly executed by such Indemnitee and specifically stating that it is for use in the preparation of such Related Document.

(c) Without limiting the foregoing, in the event that any Proceeding is initiated by an Indemnitee or any member of the Company Group to enforce or interpret this Agreement or any rights of such Indemnitee to indemnification or advancement of expenses (or related Obligations of such Indemnitee) under any member of the Company Group’s certificate of incorporation or bylaws (or similar organizational documents), any other agreement to which such Indemnitee and any member of the Company Group are party, any vote of directors of any member of the Company Group, the law of incorporation or formation of any member of the Company Group or any other applicable law or any liability insurance policy, the Indemnifying Party shall indemnify such Indemnitee against all costs and Expenses incurred by such Indemnitee or on such Indemnitee’s behalf in connection with such Proceeding, whether or not such Indemnitee is successful in such Proceeding, except to the extent that the court presiding over such Proceeding determines that material assertions made by such Indemnitee in such proceeding were in bad faith or were frivolous.

(d) (i) Each member of the Company Group acknowledges and agrees that the obligation of the Indemnifying Party under this Agreement, any Related Document or any Company Director Indemnity to indemnify or advance expenses to any Company Group Directors for the matters covered thereby shall be the primary source of indemnification and advancement of such Company Group Director in connection therewith and any obligation on the part of any TPG Indemnitor under any TPG Indemnification Agreement to indemnify or advance expenses to such Company Group Director shall be secondary to the Indemnifying Party’s obligation and shall be reduced by any amount that the Company Group Director may collect as indemnification or advancement from the Indemnifying Party. In the event that the Indemnifying Party fails to indemnify or advance expenses to a Company Group Director as required or contemplated by this Agreement, any Related Document or any Company Director Indemnity, and any TPG Indemnitor makes any payment to such Company Group Director in respect of indemnification or advancement of expenses under any TPG Indemnification Agreement on account of such Unpaid Director Indemnity Amounts, such TPG Indemnitor shall be subrogated to the rights of such Company Group Director under this Agreement, any Related Document or any Company Director Indemnity, as the case may be, in respect of such Unpaid Director Indemnity Amounts.

(ii) Each member of the Company Group, each as an Indemnifying Party from time to time, agrees that, to the fullest extent permitted by applicable law, its obligation to indemnify TPG Indemnified Parties under this Agreement and any Related Documents shall include any amounts expended by any TPG Indemnitor under the TPG Indemnification Agreements in respect of indemnification or advancement of expenses to any Company Group Director in connection with litigation or other proceedings involving his or her service as a director of any member of the Company Group to the extent such amounts expended by such TPG Indemnitor are on account of any Unpaid Director Indemnity Amounts.

3. Contribution.

(a) If for any reason the indemnity provided for in Section 2(a) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of the members of the

Company Group, on the one hand, and such Indemnitee, on the other, in connection with the state of facts giving rise to such Obligation, (ii) if such Obligation results from, arises out of, is based upon or relates to the Transactions or any Securities Offering, the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transactions or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(b) If for any reason the indemnity specifically provided for in Section 2(b) is unavailable or is insufficient to hold harmless any Indemnitee from any of the Obligations covered by such indemnity, then the Indemnifying Parties, jointly and severally, shall contribute to the amount paid or payable by such Indemnitee as a result of such Obligation in such proportion as is appropriate to reflect (i) the relative fault of the members of the Company Group, on the one hand, and such Indemnitee, on the other, in connection with the information contained in or omitted from any Related Document, which inclusion or omission resulted in the inaccuracy or breach of or default under any representation, warranty, covenant or agreement therein, or which information is or is alleged to be untrue, required to be stated therein or necessary to make the statements therein not misleading, (ii) the relative benefits received by the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transactions or Securities Offering and (iii) if required by applicable law, any other relevant equitable considerations.

(c) For purposes of Section 3(a), the relative fault of the members of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, their respective relative intent, knowledge, access to information and opportunity to correct the state of facts giving rise to such Obligation. For purposes of Section 3(b), the relative fault of the members of the Company Group, on the one hand, and of an Indemnitee, on the other, shall be determined by reference to, among other things, (i) whether the included or omitted information relates to information supplied by a member of the Company Group, on the one hand, or by such Indemnitee, on the other, (ii) their respective relative intent, knowledge, access to information and opportunity to correct such inaccuracy, breach, default, untrue or alleged untrue statement, or omission or alleged omission, and (iii) applicable law. For purposes of Section 3(a) or 3(b), the relative benefits received by the members of the Company Group, on the one hand, and an Indemnitee, on the other, shall be determined by weighing the direct monetary proceeds to the members of the Company Group, on the one hand, and such Indemnitee, on the other, from such Transactions or Securities Offering.

(d) The parties hereto acknowledge and agree that it would not be just and equitable if contributions pursuant to Section 3(a) or 3(b) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in such respective Section. No Indemnifying Party shall be liable under Section 3(a) or 3(b), as applicable, for contribution to the amount paid or payable by any Indemnitee except to the extent and under such circumstances such Indemnifying Party would have been liable to indemnify, defend and hold harmless such Indemnitee under the corresponding Section 2(a) or 2(b), as applicable, if such indemnity were enforceable under applicable law. No Indemnitee shall be entitled to contribution from any Indemnifying Party with respect to any Obligation covered by the indemnity specifically provided for in Section 2(b) in the event that such Indemnitee is finally determined to be guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such Obligation and the Indemnifying Parties are not guilty of such fraudulent misrepresentation.

4. Indemnification Procedures.

(a) Whenever any Indemnitee shall have actual knowledge of the assertion of a Claim against it, such Indemnitee shall notify the appropriate member of the Company Group in writing of the Claim (the “Notice of Claim”) with reasonable promptness after such Indemnitee has such knowledge relating to such Claim; provided the failure or delay of such Indemnitee to give such Notice of Claim shall not relieve any Indemnifying Party of its indemnification obligations under this Agreement except to the extent that such omission results in a failure of actual notice to it and it is materially injured as a result of the failure to give such Notice of Claim. The Notice of Claim shall specify all material facts known to such Indemnitee relating to such Claim and the monetary amount or an estimate of the monetary amount of the Obligation involved if such Indemnitee has knowledge of such amount or a reasonable basis for making such an estimate. The Indemnifying Parties shall, at their expense, undertake the defense of such Claim with attorneys of their own choosing reasonably satisfactory in all respects to such Indemnitee, subject to the right of such Indemnitee to undertake such defense as hereinafter provided. An Indemnitee may participate in such defense with counsel of such Indemnitee’s choosing at the expense of the Indemnifying Parties. In the event that (i) the Indemnifying Parties do not undertake the defense of the Claim within a reasonable time after such Indemnitee has given the Notice of Claim, or (ii) such Indemnitee shall in good faith determine that the defense of any claim by the Indemnifying Parties is inadequate or may conflict with the interest of any Indemnitee (including without limitation, Claims brought by or on behalf of any member of the Company Group), such Indemnitee shall provide the Indemnifying Parties with a notice that Indemnitee may elect to undertake the defense of the Claim if the issue underlying such notice is not reasonably cured by the Indemnifying Party within 30 days. If the issue is not so cured within such 30 day period, Indemnitee may undertake the defense of the Claim and with the prior written consent of the Indemnifying Party compromise or settle the Claim, all for the account of and at the risk of the Indemnifying Parties. In the defense of any Claim against an Indemnitee, no Indemnifying Party shall, except with the prior written consent of such Indemnitee, consent to entry of any judgment or enter into any settlement that includes any injunctive or other non-monetary relief or any payment of money by such

Indemnitee, or that does not include as an unconditional term thereof the giving by the Person or Persons asserting such Claim to such Indemnitee of an unconditional release from all liability on any of the matters that are the subject of such Claim and an acknowledgement that such Indemnitee denies all wrongdoing in connection with such matters. The Indemnifying Parties shall not be obligated to indemnify an Indemnitee against amounts paid in settlement of a Claim if such settlement is effected by such Indemnitee without the prior written consent of the Company (on behalf of all Indemnifying Parties), which shall not be unreasonably withheld. In each case, each Indemnitee seeking indemnification hereunder will cooperate with the Indemnifying Parties, so long as an Indemnifying Party is conducting the defense of the Claim, in the preparation for and the prosecution of the defense of such Claim, including making available evidence within the control of such Indemnitee, as the case may be, and persons needed as witnesses who are employed by such Indemnitee, as the case may be, in each case as reasonably needed for such defense and at cost, which cost, to the extent reasonably incurred, shall be paid by the Indemnifying Parties.

(b) An Indemnitee shall notify the Indemnifying Parties in writing of the amount requested for advances (“Notice of Advances”). The Indemnifying Parties hereby agree to advance reasonable costs and Expenses incurred by any Indemnitee in connection with any Claim (including any Claim initiated or brought voluntarily by an Indemnitee pursuant to Section 2(c)) in advance of the final disposition of such Claim without regard to whether such Indemnitee will ultimately be entitled to be indemnified for such costs and expenses upon receipt of an undertaking by or on behalf of such Indemnitee to repay amounts so advanced if it shall ultimately be determined in a decision of a court of competent jurisdiction from which no appeal can be taken that such Indemnitee is not entitled to be indemnified by the Indemnifying Parties as required by this Agreement. The Indemnifying Parties shall make payment of such advances no later than 10 days after the receipt of the Notice of Advances.

(c) An Indemnitee shall notify the Indemnifying Parties in writing of the amount of any Claim actually paid by such Indemnitee (the “Notice of Payment”). The amount of any Claim actually paid by such Indemnitee shall bear simple interest at the rate equal to the JPMorgan Chase Bank, N.A. prime rate as of the date of such payment plus 2% per annum, from the date the Indemnifying Parties receive the Notice of Payment to the date on which any Indemnifying Party shall repay the amount of such Claim plus interest thereon to such Indemnitee. The Indemnifying Parties shall make indemnification payments to such Indemnitee no later than 30 days after receipt of the Notice of Payment.

5. On-Going Expense Reimbursement; Certain Covenants. (a) The rights of each Indemnitee to be indemnified under any other agreement, document, certificate or instrument or applicable law are independent of and in addition to any rights of such Indemnitee to be indemnified under this Agreement and, to the extent applicable, subject to Section 2(d). The rights of each Indemnitee and the obligations of the Indemnifying Parties hereunder shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnitee. Following consummation of the Transactions, each member of the Company Group, and each of their corporate successors, shall implement and maintain in full force and effect any and all corporate charter and by-law (or similar organizational document) provisions that may be necessary or appropriate to enable it to carry out its obligations hereunder to the fullest extent permitted by applicable law, including without limitation a provision of its certificate of incorporation (or similar organizational document) eliminating liability of a director for breach of fiduciary duty to the fullest extent permitted by applicable law, as amended from time to time. So long as Parent, the Company or any other member of the Company Group maintains liability insurance for any directors, officers, employees or agents of any such Person, the Indemnifying Parties shall ensure that each Indemnitee serving in such capacity is covered by such insurance in such a manner as to provide such Indemnitee the same rights and benefits as are accorded to the most favorably insured of each member of the Company Group’s then current directors and officers.

(b) Each member of the Company Group hereby agrees that it will not amend any Company Director Indemnity to alter the rights of any Company Group Director in any manner that would alter any Company Group Director’s rights with respect to conduct pre-dating the date of any such amendment without the consent of TPG.

(c) Parent and the Company agree to assume and hold the TPG Group harmless from any and all obligations and liabilities of the TPG Group under any Advisor Agreements. To the extent requested by the TPG Group, Parent and the Company agree to execute any further assignment and assumption or other similar instruments to more fully give effect to this paragraph and the related indemnification, contribution and reimbursement provisions of this Agreement relating thereto.

(d) In addition to any Expenses that may otherwise be payable to the Indemnitees under this Agreement, each member of the Company Group, jointly and severally, agrees to reimburse the Indemnitees from time to time upon request, for all reasonable out-of-pocket fees and expenses incurred by such Indemnitees relating to the Company Group, including fees and expenses of attorneys, accountants, consultants and advisors, including any unreimbursed fees and expenses incurred prior to the date hereof arising out of or in connection with the Transactions. The Indemnitees may submit monthly expenses statements to the Company or any other member of the Company Group, which statements shall be payable within 30 days.

6. Notices. All notices and other communications hereunder shall be in writing and shall be delivered by certified or registered mail (first class postage prepaid and return receipt requested), telecopier, overnight courier or hand delivery, as follows:

If to any member of	American Tire Distributors, Inc.
the Company	12200 Herbert Wayne Court, Suite 150
Group:	Huntersville, North Carolina 28078
Attention: General Counsel
Facsimile: (704) 947-1919

with a copy to:	Simpson Thacher & Bartlett LLP
(which shall not	425 Lexington Avenue
constitute notice)	New York, New York 10017
Attention: Andrew W. Smith
Facsimile: (212) 455-2502

If to any member of	c/o TPG Capital, L.P.
the TPG Group:	345 California Street
Suite 3300
San Francisco, CA 94104
Attention: General Counsel
Facsimile: (415) 743-1503

with copies to:	Simpson Thacher & Bartlett LLP
(which shall not	425 Lexington Avenue
constitute notice)	New York, New York 10017
Attention: Andrew W. Smith
Facsimile: (212) 455-2502

or to such other address or such other person as any member of the Company Group or the TPG Group shall have designated by notice to the other parties hereto. All communications hereunder shall be effective upon receipt by the party to which they are addressed.

7. Governing Law; Jurisdiction, Waiver of Jury Trial. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the law of the State of New York, regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. Each of the parties hereto irrevocably and unconditionally (a) agrees that any legal suit, action or proceeding brought by any party hereto arising out of or based upon this Agreement or the transactions contemplated hereby may be brought in any court of the State of New York or Federal District Court for the Southern District of New York located in the City, County and State of New York (each, a “New York Court”), (b) waives, to the fullest extent that it may effectively do so, any objection that it may now or hereafter have to the laying of venue of any such proceeding brought in a New York Court, and any claim that any such action or proceeding brought in a New York Court has been brought in an inconvenient forum, (c) submits to the non-exclusive jurisdiction of any New York Court in any suit, action or proceeding and (d) ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY THAT MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE HEREBY WAIVES ANY RIGHT THAT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT. With respect to clause (d) of the immediately preceding sentence, each of the parties hereto acknowledges and certifies that (i) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the waiver contained therein, (ii) it understands and has considered the implications of such waiver, (iii) it makes such waiver voluntarily and (iv) it has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications contained in this Section 7.

8. Severability. If any provision or provisions of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

9. Successors; Binding Effect. Each Indemnifying Party will require any successor (whether direct or indirect, by purchase, merger, consolidation, reorganization or otherwise) to all or substantially all of the business and assets of such Indemnifying Party, by agreement in form and substance satisfactory to TPG and its counsel, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that such Indemnifying Party would be required to perform if no such succession had taken place. This Agreement shall be binding upon and inure to the benefit of each party hereto and its successors and permitted assigns, and each other Indemnitee. However, neither this Agreement nor any right, interest or obligation hereunder shall be assigned, whether by operation of law or otherwise, by any Indemnifying Party without the prior written consent of TPG.

10. Miscellaneous. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. This Agreement is not intended to confer any right or remedy hereunder upon any Person other than each of the parties hereto, their respective successors and permitted assigns, each other Indemnitee and, with respect to the provisions of Section 5(b), the Company Group Directors, all of whom are intended to be third party beneficiaries thereof. No amendment, modification, supplement or discharge of this Agreement, and no waiver hereunder shall be valid and binding unless set forth in writing and duly executed by the party or other Indemnitee against whom enforcement of the amendment, modification, supplement or discharge is sought. Neither the waiver by any of the parties hereto or any other Indemnitee of a breach of or a default under any of the provisions of this Agreement, nor the failure by any party hereto or any other Indemnitee on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any rights, powers or privileges hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any provisions hereof, or any rights, powers or privileges hereunder. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Indemnitee may otherwise have by contract, at law or in equity or otherwise. This Agreement may be executed in several counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument.

[The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement by their authorized representatives as of the date first above written.

TPG Capital, L.P.

By: Tarrant Capital, LLC

By:	/s/ Clive Bode
Name: Clive Bode
Title: Vice President

AMERICAN TIRE DISTRIBUTORS INC., as an Indemnifying Party

By:	/s/ J. Michael Gaither
	Name:	J. Michael Gaither
	Title:	Executive Vice President, General Counsel and Secretary

AMERICAN TIRE DISTRIBUTORS HOLDINGS, INC., as an Indemnifying Party

By:	/s/ J. Michael Gaither
	Name:	J. Michael Gaither
	Title:	Executive Vice President, General Counsel and Secretary

AM-PAC TIRE DIST. INC., as an Indemnifying Party

By:	/s/ J. Michael Gaither
	Name:	J. Michael Gaither
	Title:	Vice President and Secretary

TIRE PROS FRANCORP, as an Indemnifying Party

By:	/s/ J. Michael Gaither
	Name:	J. Michael Gaither
	Title:	Vice President and Secretary